Exhibit 4(c)





                              401(K) SAVINGS ACCOUNT PLAN

                        for Employees of the Washington Plant




                            Pursuant to Agreement Between

                             Allegheny Ludlum Corporation

                                       and the

                            United Steelworkers of America

                            for the benefit of members of

                     Local Unions 1141, 3891 and Guard Union 502



                               Effective April 1, 1996

                                  TABLE OF CONTENTS

          PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

          ARTICLE I           DEFINITIONS . . . . . . . . . . . . . . .   3

          ARTICLE II          EFFECTIVE DATE  . . . . . . . . . . . . .  12

          ARTICLE III
                              ELIGIBILITY AND ENROLLMENT  . . . . . . .  12

               3.1            Participation in the Plan . . . . . . . .  12
               3.2            Enrollment  . . . . . . . . . . . . . . .  13
               3.3            Cessation of Participation  . . . . . . .  13

          ARTICLE IV          PARTICIPANT CONTRIBUTIONS . . . . . . . .  14

               4.1            Deferred Savings  . . . . . . . . . . . .  14
               4.2            Change in Deferred Savings Rate . . . . .  16
               4.3            Limitation on Deferred Savings  . . . . .  16
               4.4            Return of Excess Deferred Savings . . . .  17
               4.5            Limits of Actual Deferral Percentage  . .  18
               4.6            Reduction of Deferred Savings . . . . . .  18
               4.7            Rollover Contributions and
                              Trustee-to-Trustee Transfers  . . . . . .  19

          ARTICLE V           EMPLOYER CONTRIBUTIONS  . . . . . . . . .  20

          ARTICLE VI           ACCOUNTS AND ALLOCATIONS . . . . . . . .  20

               6.1            Accounts  . . . . . . . . . . . . . . . .  20
               6.2            Determination of Value  . . . . . . . . .  21
               6.3            Credits to Participant 401(k)
                              Savings Accounts  . . . . . . . . . . . .  22
               6.4            Debits to Participant 401(k)
                              Savings Accounts  . . . . . . . . . . . .  23
               6.5            Allocation Limitations  . . . . . . . . .  23

          ARTICLE VII         VESTING . . . . . . . . . . . . . . . . .  26

          ARTICLE VIII        INVESTMENTS . . . . . . . . . . . . . . .  26

               8.1            Investment of 401(k) Savings Accounts . .  26
               8.2            Investment Directions . . . . . . . . . .  28
               8.3            Voting of Company Stock . . . . . . . . .  29
               8.4            Account Statements  . . . . . . . . . . .  29

          ARTICLE IX          WITHDRAWALS WHILE EMPLOYED  . . . . . . .  29

               9.1            Withdrawals from 401(k) Savings
                              Accounts  . . . . . . . . . . . . . . . .  29
               9.2            Withdrawals While Loan Outstanding  . . .  31
               9.3            Timing and Payment of Withdrawals . . . .  31

               9.4            No Replacement  . . . . . . . . . . . . .  31
               9.5            Participant Loans . . . . . . . . . . . .  31

          ARTICLE X           DISTRIBUTION UPON RETIREMENT
                              OR TERMINATION OF EMPLOYMENT  . . . . . .  35

               10.1           Retirement or Termination of
                              Employment  . . . . . . . . . . . . . . .  35
               10.2           Method of Distribution  . . . . . . . . .  35
               10.3           Form of Distribution  . . . . . . . . . .  35
               10.4           Time of Distribution  . . . . . . . . . .  36
               10.5           Distributions at Age 70-1/2 . . . . . . .  37
               10.6           Beneficiary . . . . . . . . . . . . . . .  38

          ARTICLE XI          ADMINISTRATION OF THE PLAN  . . . . . . .  39

               11.1           Board of Directors' Responsibilities  . .  39
               11.2           Employer's Duties . . . . . . . . . . . .  40
               11.3           Trustee's Duties  . . . . . . . . . . . .  41
               11.4           Delegation of Fiduciary Responsibility  .  41
               11.5           Administrative Bonding  . . . . . . . . .  42
               11.6           Expenses of the Plan  . . . . . . . . . .  43
               11.7           Indemnification . . . . . . . . . . . . .  43

          ARTICLE XII         AMENDMENT AND TERMINATION . . . . . . . .  43

               12.1           Authority . . . . . . . . . . . . . . . .  43
               12.2           Distribution Upon Termination . . . . . .  44

          ARTICLE XIII        DIRECT ROLLOVERS  . . . . . . . . . . . .  44

               13.1           Direct Rollovers  . . . . . . . . . . . .  44

          ARTICLE XIV         MISCELLANEOUS . . . . . . . . . . . . . .  46

               14.1           Incapacity of Recipient of Benefits . . .  46
               14.2           Merger, Consolidation or Discontinuance .  47
               14.3           Merger or Consolidation of the Plan . . .  47
               14.4           Assets in Trust Fund Owned by Trustee . .  47
               14.5           Employment Rights Not Affected by the
                              Plan  . . . . . . . . . . . . . . . . . .  48
               14.6           Trust Fund for Sole Benefit of
                              Participants and Beneficiaries  . . . . .  48
               14.7           Information to be Furnished by the
                              Employer  . . . . . . . . . . . . . . . .  49
               14.8           Service of Process  . . . . . . . . . . .  49
               14.9           Appeals Procedure . . . . . . . . . . . .  49
               14.10          Governing Law . . . . . . . . . . . . . .  49

                           The 401(K) SAVINGS ACCOUNT PLAN
                        for EMPLOYEES OF the WASHINGTON PLANT

                                       PREAMBLE
                                       ________

                    The 401(k) Savings Plan for Employees of the Washington

          Plant (the "Plan") is a defined contribution plan within the meaning of Section 3(34) of the Employee Retirement Income

          Security Act of 1974, as amended (the "Act"), and is adopted by

          Allegheny Ludlum Corporation (the "Employer") effective April 1,

          1996 pursuant to an agreement between the Employer and the United

          Steelworkers of America with respect to Employees of the

          Washington Plant who are members of Local Unions 1141, 3891 and

          Guard Union 502.



                    The Plan is a collectively bargained plan which

          includes a cash or deferred arrangement under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").  It is intended to qualify under the Code, initially and thereafter,

          as a combination profit sharing and stock bonus plan so that contributions to the Plan as well as earnings thereon are not taxable to participants until distributed.  The Plan, as well as appropriate forms, schedules and demonstrations, have been submitted to the Internal Revenue Service together with a request for an determination letter with respect to the Plan's qualified status.



                    The purpose of the Plan is to assist eligible employees

          to accumulate a fund to supplement retirement income and to encourage employee thrift by permitting eligible employees to defer receipt, on a voluntary basis, of a part of their

          compensation from the Employer and direct that contributions be made to this Plan in the amount of such deferrals.



                    The Plan is intended to reflect all applicable

          provisions of the Act and the Code as in effect on the Effective

          Date of the Plan.

                                      ARTICLE I

                                     DEFINITIONS
                                     ___________

                    In this Plan, whenever the context so indicates, the

          singular or plural and the masculine, feminin<<MARK>>>e or neuter gender shall each be deemed to include the others; the terms

          "he", "his", and "him" shall refer to an Employee or a

          Participant; references to the Act or the Code shall include any subsequent amendments to such sections and any regulations promulgated thereunder; and the capitalized terms shall have the following meanings:



                    1.1  "Account" shall mean the 401(k) Savings Account

          established for each Participant.

                    1.2  "Account Balance" shall mean, as of any Valuation

          Date, the amount in a Participant's 401(k) Savings Account.

                    1.3  "Act" shall mean the Employee Retirement Income

          Security Act of 1974, as amended from time to time.

                    1.4  "Actual Deferral Percentage" shall mean for any

          specified group of employees for any Plan Year, the average of the following ratios, calculated separately for each Eligible

          Employee in the group: (i) Deferred Savings, if any, made by or on behalf of the Eligible Employee for the Plan Year, to (ii) the

          Eligible Employee's Section 415 Compensation for the Plan Year.

                    1.5  "Affiliated Employer" shall mean any corporation

          or other entity that is a member of a controlled group of

          corporations or other entities within the meaning of sections

          414(b), 414(c), and 414(m) of the Code or as described in

          Treasury Regulations issued pursuant to section 414(o) of the

          Code of which the Employer is a component member; provided that no such corporation or other entity shall be considered as an

          Affiliated Employer at any time prior to or subsequent to the period of time during which it satisfies such definition.

                    1.6  "Annual Addition" shall mean the sum of the

          Employer Contributions and Deferred Savings made on the

          Participant's behalf or allocated to his or her Accounts for such

          Plan Year and Employer Contributions, employee contributions and forfeitures allocated to a Participant's accounts under all other defined contribution plan maintained by Employer or an Affiliated

          Employer.

                    1.7  "Basic Agreement" shall mean a labor agreement

          between the Employer and the United Steelworkers of America (or

          any other group of represented employees whose members agree to accept participation in this Plan on the same terms and

          conditions as the United Steelworkers of America) covering rates of pay, hours of work, and other basic terms and conditions of employment which is in effect from time to time and is applicable to Local Unions 1141, 3891 and Guard Union 502 and such other bargaining unit listed in Exhibit A, which is attached hereto and made a part hereof; and where used with respect to an Employee such term shall mean the Basic Agreement applicable to him.

                    1.8  "Board of Directors" shall mean the Board of

          Directors of Allegheny Ludlum Corporation.

                    1.9  "Code" shall mean the Internal Revenue Code of

          1986, as the same may be amended from time to time.

                    1.10  "Committee" shall mean the person or persons

          designated by the Board of Directors to serve as the Employer pursuant to Article XI.

                    1.11  "Company Stock" shall mean common stock, $0.10

          par value, of the Employer.

                    1.12  "Company Stock Fund" shall mean the investment

          fund provided for in Section 8.1.

                    1.13  "Deferred Savings" shall mean the payments an

          Eligible Employee elects to make pursuant to Section 4.1 hereof which may be excluded from the Eligible Employee's gross income for federal income tax purposes pursuant to section 401(k) of the

          Code.

                    1.14  "Deferred Savings Portion" shall mean, as of any

          Valuation Date, the then current value, determined in accordance with Section 6.2 hereof, of a Participant's Deferred Savings and earnings thereon credited to the Participant's 401(k) Savings

          Account.

                    1.15  "Diversified Fund" shall mean the investment fund

          provided for in Sections 8.1.

                    1.16  "Effective Date" shall be the date specified in

          Article II.

                    1.17  "Eligible Employee" shall mean any Employee who

          has satisfied the eligibility requirements for making Deferred

          Savings contributions set forth in Section 3.1, whether or not such Employee has elected to make Deferred Savings contributions to the Plan pursuant to Article IV.

                    1.18   "Eligible Pay" shall mean the total regular

          compensation paid by an Employer to a Participant for each Plan

          Year, including overtime, shift differentials, profit sharing payments and bonuses (excluding, however, payments under the

          Employer's Longevity Incentive Payment Plan) but exclusive of gifts, gratuities, expense allowances and Employer contributions under this Plan or any other deferred compensation plan, or under any other employee benefit plan as defined in the Act.  For the purposes of Section 4.1 hereof, "Eligible Pay" shall be the pay of a Participant prior to any reduction for amounts deferred into this Plan or any other salary reduction plan or arrangement of the Employer.  Notwithstanding the foregoing, the aggregate

          Eligible Pay taken into account for any Employee under this Plan for any Plan Year shall not exceed $150,000, subject to such adjustments as may be made from time to time pursuant to sections

          401(a)(17)(B) and 415(d) of the Code (the "OBRA '93 Limit").  In

          determining the Eligible Pay of a Participant for purposes of the

          $150,000 limitation, the rules of section 414(q)(6) of the Code shall apply; provided that the term "family" used in section

          414(q)(6) shall include only the Participant's spouse and lineal descendants who have not attained age 19 before the end of the

          Plan Year.  The cost-of-living adjustment in effect for a

          calendar year applies to any period, not exceeding 12 months,

          over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.  Any reference in this Plan to the limitation under

          Section 401(a)(17) of the Code shall mean the OBRA '93 Limit set forth herein.

                    1.19  "Employee" shall mean any common law employee of

          the Employer who from time to time during the term of this Plan shall be in any bargaining unit covered by a Basic Agreement.

          The term Employee shall exclude any salaried employee and any hourly employee of the Employer who is not a member of such bargaining units.  No Leased Employee shall become an Employee for purposes of this Plan until such time as such Leased Employee becomes a common law employee of the Employer and a member of a collective bargaining unit covered by a Basic Agreement,

          regardless of whether he or she is covered by a safe harbor plan within the meaning of Treasury Regulation section 1.414(n)-2.

                    1.20  "Employer" shall mean Allegheny Ludlum

          Corporation, and any Affiliated Employer which has adopted the

          Plan.

                    1.21  "Employer Contributions" shall mean the Employer

          contributions made pursuant to Article V.

                    1.22  "Employment Commencement Date" shall mean the

          date on which an Employee first performs an Hour of Service.

                    1.23  "Equity Fund" shall mean the investment fund

          provided for in Sections 8.1.

                    1.24  "401(k) Savings Account" shall mean the account

          established for each Participant pursuant to Section 6.1 hereof to which Deferred Savings and Rollover Contributions are

          credited.  If a Rollover Contribution has been made, a

          Participant's 401(k) Savings Account shall consist of a Deferred

          Savings Portion and a Rollover Portion.

                    1.25  "Fixed Income Fund" shall mean the investment

          fund provided for in Sections 8.1.

                    1.26  "Funds" shall mean the Diversified Fund, Stock

          Index Fund, Equity Fund, Fixed Income Fund and the Company Stock

          Fund.

                    1.27  "Highly Compensated Employee" shall mean any

          Employee who is a "highly compensated employee" within the meaning of section 414(q) of the Code.

                    1.28  (a)  "Hour of Service" shall mean each hour for

          which the Employee is paid, or entitled to payment, by the

          Employer for the performance of duties for the Employer.  Hours of Service hereunder shall be calculated and credited in

          accordance with 29 C.F.R. section 2530.200b, which is

          incorporated herein by this reference.

                    (b)  The number of an Employee's Hours of Service and

          the Plan Year or other computation period to which they are to be credited shall be determined in accordance with sections

          2530.200b-2(b) and (c) of the Rules and Regulations for Minimum

          Standards for Employee Pension Benefit Plans, which sections are incorporated herein by this reference.

                    (c)  If a Leased Employee shall become an Employee

          pursuant to Section 1.19, he or she shall be credited with all

          Hours of Service previously performed for the Employer as a

          Leased Employee.

                    1.29  "Hour Worked" shall mean actual hours worked for

          the Employer and for the United Steelworkers of America;

          provided, however, that an hour worked for the United

          Steelworkers of America shall be considered an "Hour Worked" only if it has reimbursed the Employer for the contribution resulting from the "Hour Worked."

                    1.30  "Leased Employee" shall mean any individual

          (other than a common law employee of an Employer) who (i)

          performs services for an Employer pursuant to an agreement between the Employer and any other person which is a leasing organization within the meaning of Treasury Regulation section

          1.414(n)-1 or any successor regulation, (ii) who has performed such services for the Employer on a substantially full-time basis for a period of at least one year, provided that (iii) such services are of a type historically performed, in the Employer's industry, by common law employees.  For this purpose, an

          individual will be considered to have performed services for an

          Employer on a substantially full-time basis during any twelve consecutive month period if he or she has completed a number of

          Hours of Service for the Employer at least equal to the lesser of

          (a) 1,500 Hours of Service or (b) 75% of the median number of

          Hours of Service completed by Employees (other than Leased

          Employees) of the Employer in equivalent positions during such twelve month period.

                    1.31  "Normal Retirement Date" shall mean the last day

          of the month in which the Participant attains age 65.

                    1.32  "Non-Highly Compensated Employee" shall mean and

          Employee who is not a Highly Compensated Employee.

                    1.33  "Participant" shall mean (i) any individual who

          has satisfied the eligibility requirements of Section 3.1,

          including any individual who is an Eligible Employee and has elected to make Deferred Savings pursuant to Section 3.3, and

          (ii) any other individual who has an amount credited to his or her Accounts.

                    1.34  "Permanent Disability" shall mean a disability by

          bodily injury or disease, either occupational or nonoccupational in cause, preventing a Participant, on the basis of medical evidence, from engaging in any occupation or employment with the

          Employer.  If any difference shall arise between the Employer and any Participant as to whether such Participant is or continues to have a Permanent Disability, such difference shall be resolved as under the following procedure.  The Participant shall be examined by a physician appointed for the purpose by the Employer and by a physician appointed for the purposes by the duly authorized representative of the United Steelworkers of America.  If they shall disagree concerning whether the participant is permanently incapacitated, that question shall be submitted to a third physician selected by such two physicians.  The medical opinion of the third physician, after examination of the participant and consultation with the other two physicians, shall decide such question.  The fees and expenses of the third physician shall be shared equally by the Employer and the United Steelworkers of

          America.

                    1.35  "Plan" shall mean the 401(k) Savings Account

          Plan for Employees of the Washington Plant, as amended and supplemented from time to time.

                    1.36  "Plan Administrator" shall mean the person or

          persons, if any, designated by the Employer to serve as the Plan

          Administrator pursuant to Article XI.

                    1.37  "Plan Year" shall mean each twelve (12) month

          period ending on December 31st.

                    1.38  "Retirement" shall mean a Participant's

          retirement from employment by the Employer in accordance with the terms and conditions of the Employer's pension plan covering such

          Participant.

                    1.39  "Rollover Contribution" shall mean any amounts

          transferred to a Participant's 401(k) Savings Account pursuant to

          Section 4.7 hereof.

                    1.40  "Rollover Portion" shall mean, as of any

          Valuation Date, the then current value of a Participant's

          Rollover Contributions, detemined in acorrdance with section

          6.02, and earnings thereon credited to the Participant's 401(k)

          Savings Account.

                    1.41  "Section 415 Compensation" shall mean

          compensation as defined in section 415(c)(3) of the Code.

                    1.42  "Trustee" shall mean the trustee or trustees of

          the Trust Fund appointed by the Board of Directors pursuant to

          Section 11.1(b) hereof, and any and all successors to such trustee or trustees.

                    1.43  "Trust Agreement" shall mean the agreement of

          trust by and between the Trustee and the Employer.

                    1.44  "Trust Fund" shall mean the trust fund or trust

          funds established pursuant to the Trust Agreement, for purposes of receiving and holding in trust the assets held under the Plan.

                    1.45  "Valuation Date" shall mean the last day of each

          calendar month, or such other date occurring more frequently than monthly if determined feasible by the Plan Administrator, on which the Trustee determines the fair market value of the Trust

          Fund determined in accordance with Section 6.02.

                                      ARTICLE II

                                    EFFECTIVE DATE
                                    ______________

                    The Effective Date of the Plan is April 1, 1996.

                                     ARTICLE III

                              ELIGIBILITY AND ENROLLMENT
                              __________________________

                    3.1  Participation in the Plan.

                    (a)  Deferred Savings.  Each Employee who had completed

          his or her probationary period under the Basic Agreement (which

          shall not in any event exceed a calendar year period in which the employee renders 1,000 Hours of Service) shall be eligible to make Deferred Savings to the Plan on the Effective Date.  Each

          other Employee shall be eligible to make Deferred Savings to the

          Plan upon satisfying the requirements of Section 3.1 and upon completing one year of continuous service consisting of a period of twelve consecutive months of employment with the Employer following his or her Employment Commencement Date or in any Plan

          Year thereafter, including the Plan Year in which occurs the first anniversary of his or her Employment Commencement Date, in which the Employee completes one thousand (1,000) Hours of

          Service.

                    (b)  Rollover Contributions.  Each Employee shall be

          eligible to make Rollover Contributions to the Plan upon becoming an Employee.  Rollover Contributions may be made prior to the time an Employee is eligible to enroll for Deferred Savings.  No enrollment is required to make Rollover Contributions.  Rollover

          Contributions must be accompanied by a form approved for such purpose by the Plan Administrator and such other information as may be reasonably requested by the Plan Administrator.

                    3.2  Enrollment.  Each Eligible Employee may elect to

          begin Deferred Savings by completing and returning an enrollment form to the Employer not later than thirty (30) days before the beginning of the first payroll period next following or

          coincident with the Valuation Date on which he or she desires to have Deferred Savings begin.

                    3.3  Cessation of Participation.  A Participant shall

          cease to be a Participant if he or she ceases to be an Employee for any reason.  However, a former Participant with an Account

          Balance in the Plan shall be credited with his or her share of any income and gains of his or her Accounts pursuant to Section

          6.3, and shall be debited with withdrawals and distributions from, and with his or her share of any losses of his or her

          Accounts pursuant to Section 6.4.  A former Participant who ceases to be an Employee due to promotion to salaried employment shall retain all rights of a Participant hereunder (except the right to receive Employer Contributions and to make Deferred

          Savings) and shall have the right, at his or her discretion, to have his or her Account Balance in this Plan transferred to the defined contribution plan covering such employee after the transfer.

                                      ARTICLE IV

                              PARTICIPANT CONTRIBUTIONS
                              _________________________

                    4.1  Deferred Savings.

                    (a)(i)  Deferrals of Eligible Pay.  A Participant may

          elect to defer and designate as his or her Deferred Savings a portion of the Eligible Pay payable to the Participant for each pay period in whole percentage amounts of not less than one percent (1%) and not more than eighteen percent (18%) of such

          Eligible Pay.  Such Deferred Savings shall be deducted from the

          Participant's Eligible Pay each payroll period and paid to the

          Trustee no later than fifteen (15) days after the last day of the month in which such payroll is paid.

                    (a)(ii)  Deferrals of Longevity Incentive Payment Plan

          and Profit Sharing Amounts.  A Participant may elect to defer and designate as his or her Deferred Savings all or any portion, in whole percentage amounts, of amounts payable to the Participant under the Longevity Incentive Payment Plan and/or Profit Sharing.

          Any Deferred Savings elected to be deferred under this Section

          4.1(a)(ii) shall be deducted from the amounts otherwise payable to the Participant under the Longevity Incentive Payment Plan and/or Profit Sharing, and shall be paid to the Trustee no later than fifteen (15) days after the last day of the month in which such payroll is paid.  An election to defer amounts payable from the Longevity Incentive Payment Plan or Profit Sharing must be made each year and such elections shall not carry over from year to year.  For any year in which the Participant does not make an election to defer Longevity Incentive Payment Plan amounts or

          Profit Sharing amounts, the Participant shall be deemed to have elected not to defer amounts received in such year.  An election to defer Longevity Incentive Payment Plan amounts shall be made separately from an election to defer Profit Sharing amounts, and both of such elections shall be made separately from a

          Participant's election to defer Eligible Pay amounts.

                    (b)  Notwithstanding the foregoing, no Participant

          shall be permitted to have Deferred Savings contributed to his or her 401(k) Savings Account during any one calendar year which are in excess of $9,240 (or such other amount as may be in effect for such calendar year as a result of cost-of-living adjustments to this limit pursuant to sections 402(g)(5) and 415(d) of the

          Code), including elective deferrals (within the meaning of section 402(g)(3) of the Code) made during such calendar year on the Participant's behalf under any other plan or annuity

          contract, whether sponsored by the Employer or any other

          employer.

                    4.2  Change in Deferred Savings Rate.  Not more than

          once each calendar month, a Participant may, upon not less than thirty (30) days' prior written notice, elect to increase or decrease (in whole percentage amounts) the percentage of Eligible

          Pay designated as Deferred Savings as of the beginning of the first payroll period next following or coincident with any subsequent Valuation Date.  At any time, a Participant may elect to suspend or discontinue Deferred Savings by written notice.

          Such suspension shall be effective as of the first payroll period of the month following receipt of such written notice.  A

          Participant who has suspended or discontinued Deferred Savings from his or her Eligible Pay may, upon not less than thirty (30)

          days prior written notice, resume Deferred Savings from his or her Eligible Pay as of the beginning of the first payroll period next following or coincident with any subsequent Valuation Date.

                    4.3  Limitation on Deferred Savings.  For any Plan Year

          the amount of a Participant's Deferred Savings may be limited by the application of Sections 4.5 and 6.5 hereof.  In addition,

          Deferred Savings may be made by a Participant only to the extent that such contributions will be permitted as a federal income tax deduction for the Employer pursuant to Section 404 of the Code.

                    4.4  Return of Excess Deferred Savings.  In the event

          that a Participant has, during a calendar year, contributed

          Deferred Savings to the Plan which, when aggregated with all other elective deferrals (within the meaning of section 402(g) of the Code) made by or on behalf of the Participant under any plan maintained by any employer during such calendar year, exceed

          $9,240 (or such cost-of-living adjustments to this limit as may be made by the Secretary of the Treasury pursuant to sections

          402(g)(5) and 415(d) of the Code), the Participant may request a corrective distribution from the Plan by filing a written

          statement with the Employer on or before March 1st of the next calendar year.  Such written notice shall:


                         (i) state that the Participant has had elective deferrals made on his or her behalf for the calendar year in excess of the maximum permitted annual amount;

                         (ii) specify the total amount of such excess elective deferrals; and

                         (iii) specify the amount of the portion of such total excess deferrals, not in excess of the Participant's Deferred Savings under the Plan for the calendar year, which the Participant will allocate to the Plan.


          If the Employer receives such a notice, in proper form from the

          Participant on or before March 1st of the next calendar year, the

          Plan shall distribute to the affected Participant the amount of excess Deferred Savings designated in such notice as allocated to the Plan, plus any earnings attributable thereto, not later than

          April 15 of such calendar year.  Such distribution may be made without regard to any other provisions of this Plan.  In addition to the distribution permitted above, in the event it is

          reasonably expected that Deferred Savings for any Participant,

          when added to any amounts required to be aggregated with Deferred

          Savings for such purpose, will exceed the limitation described above as then in effect, the Employer may reduce or suspend the amount of Deferred Savings such Participant is permitted to make for the remainder of such year in order to prevent the limitation set forth in this Section 4.4 from being exceeded.

                    4.5  Limits of Actual Deferral Percentage.  The Actual

          Deferral Percentage for Highly Compensated Employees may not

          exceed the greater of:

                         (i) One hundred twenty-five (125%) of the Actual Deferral Percentage for Non-Highly Compensated Employeess, or

                         (ii) The lesser of two hundred percent (200%) of the Actual Deferral Percentage for Non-Highly Compensated Employees or the Actual Deferral Percentage for Non-Highly Compensated Employees plus two (2) percentage points. (The limit set forth in this paragraph (ii) shall be adjusted in accordance with Treasury Regulation section 1.401(m)-2, as necessary, to avoid duplicative use of this limit for any Highly Compensated Employee in violation of section 401(m)(9) of the Code.)

                    4.6  Reduction of Deferred Savings. In the event that

          it is determined for any Plan Year that the Actual Deferral

          Percentage for the Highly Compensated Employees exceeds or may be reasonably expected to exceed the limits set forth in Section 4.5 hereof, then the Deferred Savings of those Participants in the

          Plan who are Highly Compensated Employees shall be reduced by, in the discretion of the Employer, either or both of the following methods:  (i) distribution of the excess Deferred Savings to

          Highly Compensated Employees on the basis of the respective portions of the excess Deferred Savings attributable to each of such employees in a manner determined by the Employer and

          consistent with Code section 401(k)(8) and any Treasury

          Regulations thereunder, so that the limits of Section 4.5 are satisfied; or (ii) reduction or suspension, as directed by the

          Employer, of the amount of Deferred Savings which may be made by a Highly Compensated Employee for the remainder of such year.

                    4.7  Rollover Contributions and Trustee-to-Trustee

          Transfers.  Any Participant may at any time file a written petition with the Employer requesting that the Trustee accept into the Trust Fund a Rollover Contribution from such Participant or a direct transfer from the trustee of another qualified plan.

          The Employer, in its sole discretion, shall determine whether such Participant shall be permitted to contribute a Rollover

          Contribution or have an amount transferred from another qualified plan to the Trust Fund.  Any written petition filed pursuant to this Section 4.7 with respect to a Rollover Contribution shall set forth the amount of such Rollover Contribution and a

          statement, satisfactory to the Employer, that such contribution constitutes a Rollover Contribution as defined in this Plan.  In the event a Rollover Contribution or other transfer is accepted,

          the Employer shall account for such amount separately and take such other actions as may be required by law or be deemed advisable by the Employer.

                                      ARTICLE V

                                EMPLOYER CONTRIBUTIONS
                                ______________________


                    Within forty-five (45) days following each calendar

          month, the Employer shall contribute on behalf of each

          Participant an amount indicated in the schedule of Employer

          Contributions in Exhibit B for each Hour Worked by the

          Participant during such payroll month.  Such Employer

          Contributions shall be made only from current income or

          accumulated earnings of the Employer.

                                      ARTICLE VI

                               ACCOUNTS AND ALLOCATIONS
                               ________________________


                    6.1  Accounts.  The Employer shall create and maintain

          a separate account for each Participant with adequate records to disclose the interest in the Trust Fund of each Participant.

          Such account shall be the Participant's 401(k) Savings Account and shall reflect each Participant's Deferred Savings and

          Rollover Contributions, if any.  Such records shall reflect the balance in each Participant's Account, and credits and debits shall be made to such Account in the manner herein described.

          When appropriate, a Participant's 401(k) Savings Account shall accurately reflect a Deferred Savings Portion and a Rollover

          Portion. The maintenance of separate accounts and portions thereof is only for accounting purposes, and a segregation of the assets of the Trust Fund for any such account shall not be required.

                    6.2  Determination of Value.  Except for Company Stock,

          at each Valuation Date, the Trustee shall determine or cause to be determined the fair market value of all assets comprising the

          Trust Fund.  The Trustee shall determine the fair market value of

          Company Stock held in the Company Stock Fund as of the last day of each Plan Year and at such other times as the Employer may direct.  For purposes of determining the value of Company Stock in respect of (i) a transfer pursuant to Section 8.2(b), (ii) a withdrawal pursuant to Section 9.1 or (iii) a distribution pursuant to Section 10.1, Company Stock shall be valued at the net amount actually received by the Trustee upon sale of the shares of Company Stock, after deduction of reasonable expenses,

          including brokerage commissions, attributable to such sale;

          provided, however, the Trustee may be directed to offset the number of shares, in whole or in part, otherwise to be sold upon such transfer, withdrawal or distribution against the number of shares, in whole or in part, which would otherwise be purchased in respect to amounts contributed and allocated to the Company

          Stock Fund or transferred to the Company Stock Fund and, in such event, the shares so offset shall be valued at the trading price of Company stock on the date of such offset and no brokerage commission shall be charged.  In the event that all shares of

          Company Stock to be sold, purchased or offset upon such the occurence of such events may not be sold, purchased or offset at a single time or on a single trading date, all shares of Company

          Stock comprising such transactions shall be valued at the

          weighted average of the net amount realized or paid upon all such sales, purchases and/or offsets.  In the event the Trustee is directed to sell shares of Company Stock, the Trustee shall sell such shares as soon as practical, but shall use its discretion in the timing of such sales considering such factors as market conditions and trading volume of such stock.

                    6.3  Credits to Participant 401(k) Savings Accounts.

          As of each Valuation Date, each Participant's 401(k) Savings

          Account shall be credited with (i) any Deferred Savings pursuant to Section 4.1 hereof and any Rollover Contributions pursuant to

          Section 4.7 hereof made by or on behalf of the Participant for the preceding calendar month, and (ii) the Participant's share of the investment income and any realized and unrealized capital gains of the Funds for the period commencing on the immediately preceding Valuation Date and ending on the then current Valuation

          Date.  The respective share of the investment income and realized and unrealized capital gains of each Fund which shall be credited to each Participant's 401(k) Savings Account shall be that portion of the total investment income and realized and

          unrealized capital gains of the respective Fund which bears the same ratio to such total investment income and realized and unrealized capital gains that the balance of each such

          Participant's 401(k) Savings Account invested in such Fund bears to the total of the balances of all 401(k) Savings Accounts invested in that respective Fund on the immediately preceding

          Valuation Date.

                    6.4  Debits to Participant 401(k) Savings Accounts.  As

          of each Valuation Date, each Participant's 401(k) Savings Account shall be debited with any amount withdrawn by such Participant pursuant to Section 9.2, and with any amount distributed to such

          Participant pursuant to Section 10.1 in the preceding calendar month or deemed distributed in connection with a default under a loan as described in Section 9.6.  Amounts so withdrawn or distributed shall be allocated among the Deferred Savings Portion and the Rollover Portion in accordance with the provisions of the

          Plan.  Each Participant's 401(k) Savings Account shall also be debited as of each Valuation Date with the Participant's share of any realized or unrealized capital losses of the Funds for the period commencing on the prior Valuation Date and ending on the then current Valuation Date.  The respective share of each Fund's realized and unrealized capital losses which shall be debited to each Participant's 401(k) Savings Account shall be determined in the manner specified for allocating income and gains in Section

          6.3(b).

                    6.5  Allocation Limitations.

                    (a)  For each Plan Year, the Annual Addition to a

          Participant's Account under this Plan, when added to any

          contributions made by a Participant or the Employer to a

          Participant's account for such Plan Year under any other defined contribution plan maintained by the Employer, shall not exceed the lesser of:

                         (i) $30,000, or such other amount as may then be permitted under Treasury Regulations prescribed under section 415(d) of the Code or any successor provision;
                    or

                         (ii)  twenty-five percent (25%) of such
                    Participant's Section 415 Compensation during such Plan
                    Year.


                    (b)  In the event that it is determined that the Annual

          Addition which would otherwise be allocated to a Participant's

          Accounts for any Plan Year would exceed the limits set forth in

          Section 6.5(a), the amount the Participant may contribute to this

          Plan as Deferred Savings for the remainder of such Plan Year shall be reduced by an amount necessary to reduce the

          Participant's Annual Addition for such Plan Year to an amount which would be consistent with Section 6.5(a) hereof, before any reduction of Employer Contributions by or on behalf of the

          Participant is made under this Plan or under any other defined contribution plan of the Employer.

                    (c)  Combined Limitations.  In the event a Participant

          in the Plan is or was covered by a defined benefit plan to which the Employer contributes, the sum of the Participant's defined benefit plan fraction (as defined in section 415(e)(2) of the

          Code) and the Participant's defined contribution plan fraction

          (as defined in section 415(e)(3) of the Code) may not exceed 1.0 in any Plan Year.  If, in any Plan Year, the sum of the

          Participant's defined benefit plan fraction and the Participant's defined contribution plan fraction will exceed 1.0, the rate of

          Annual Additions permitted for such Plan Year under this Plan will be reduced so that the sum of the fractions equals 1.0.

                    (d)  Application of Limitations.  If for any Plan Year

          as a result of a reasonable error in estimating a Participant's annual Section 415 Compensation, or such other facts and

          circumstances which the Internal Revenue Service will permit, a

          Participant's Annual Addition exceeds the limits set forth in

          Section 6.5(a) for such Plan Year, such excess (called the

          "Excess Addition") shall not be allocated to such Participant's

          Accounts but shall be treated in the following manner:

                    (1)  The Participant's Annual Addition (if any) from

          Deferred Savings, including earnings thereon, to the Plan shall be returned to the Participant and not allocated to the extent necessary to reduce the Excess Addition to zero.

                    (2)  If after the application of the above paragraph an

          Excess Addition remains, the Excess Addition will be held

          unallocated in a suspense account.  The suspense account will be allocated and reallocated among Participants in the next Plan

          Year, and each succeeding Plan Year, if necessary, in the manner provided in Section 6.3.

                    (3)  No Employer Contributions or Deferred Savings will

          be made to the Plan so long as amounts remain credited to the suspense account.

                    (4)  If a suspense account is in existence at any time

          during a Plan Year, it will not participate in the allocation of the Trust Fund's investment gains and losses for such year.

                    (5)  If upon termination of the Plan there remains any

          amount properly allocated to the suspense account, such amount shall be allocated to the Participants in the same proportion that their account balance bears to all account balances.

                                     ARTICLE VII

                                       VESTING
                                       _______


                    A Participant shall at all times have a fully vested

          and nonforfeitable interest in his or her 401(k) Savings Account.

                                     ARTICLE VIII

                                     INVESTMENTS
                                     ___________


                    8.1  Investment of 401(k) Savings Accounts.  Each

          Participant's 401(k) Savings Account shall be invested by the

          Trustee as directed by the Participant pursuant to Section 8.2,

          in increments of 1%, in one or more of the following investment funds:

                         (i)  Fixed Income Fund.  A fund invested
                    principally in investment contracts (both simple and compound interest contracts) issued by insurance companies (sometimes referred to as "GICs"), investment contracts issued by banks ("BICs"), structured or synthetic contracts issued by banks and insurance companies and other issuers ("SICs") and securities supporting such SICs, and other similar instruments which are intended to maintain a constant net asset value while permitting participant initiated benefit withdrawals. Fund assets not invested in GICs, BICs or SICs pending investment or distribution will be invested in high quality, short term liquid investments.

                         (ii) Equity Fund. An equity fund, or a fund of common stock or a commingled trust fund established for the collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code, designed to invest primarily in growth-oriented common stock.

                         (iii) Diversified Fund. A diversified fund, or a fund of common or preferred capital stocks, bonds, notes and/or debentures or a commingled trust fund established for the collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code, excluding, however, any stocks or other securities of the Corporation, or any affiliated company designed to provide a balance between growth-oriented securities and income-oriented securities.

                         (iv) Company Stock Fund. A fund comprised of Company Stock.

                         (v)  Stock Index Fund.  A fund invested in
                    securities representing one or more of the commonly available and utilized indexes of stock market performance.

                         (vi) Other. Such other investment Fund or Funds as the Board of Directors may determine and announce to the Participants.

                    The Employer may change the investment funds available

          under this Plan for investment from time to time on sixty (60)

          days' written notice to the Participants.  Earnings or gains experienced with respect to any investment fund shall be

          reinvested in that investment fund.  In the absence of

          Participant direction, the Trustee shall invest a Participant's

          Account Balance in the Fixed Income Fund as provided in Section

          8.2(a).  In the event of contributions, withdrawals or transfers in or out of a particular fund as of a certain date, the

          Administrator may debit amounts attributable to Participant(s)

          who have elected withdrawals or transfer out of such fund to a

          Participant(s) who has elected a contribution to or transfer to such fund without selling assets attributable to such fund and use the amount of cash contributed to fund the withdrawal or transfer as directed by such other Participants; provided,

          however, all such debits and credits shall be at fair market value and no commission shall be paid to any party.

                    8.2  Investment Directions.

                    (a)  Investment of Contributions.  As of the time his

          or her participation in the Plan commences, each Participant shall file with the Employer a written direction in a form approved by the Employer (and the Employer shall inform the

          Trustee), setting forth the investment fund or funds, in

          increments of 1%, in which amounts contributed to his or her

          401(k) Savings Account shall be invested in the funds and in the manner described in Section 8.1.  Thereafter, each Participant may change or amend such direction, if elected by the

          Participant, as often as once each month by filing with the

          Employer a written direction no later than thirty (30) days before the last day of the month, effective as of the first day of the month next following timely receipt by the Employer of such written direction, in a form approved for such purpose,

          setting forth the investment fund or funds, in increments of 1%,

          in which his or her Accounts are to be invested.  In the event a

          Participant fails to file a written direction or if, for any reason such direction is deemed to be ineffective, the

          Participant shall be deemed to have elected to direct that all amounts contributed be invested in the Fixed Income Fund.

                    (b)  Change in Investment of Amounts Previously

          Contributed.  A Participant may, as often as once each month and effective as of the first day of the month next following timely receipt by the Employer of a written direction (which must be received by the Employer no later than thirty (30) days before the last day of the month), elect to transfer, in increments of

          1%, amounts previously credited to 401(k) Savings Account from any of the funds described in Section 8.1 to any other of the funds described in Section 8.1.

                    8.3  Voting of Company Stock.  The Trustee shall have

          the right to exercise all rights relating to Company Stock held in the Company Stock Fund.  However, each Participant shall have the right to direct the Trustee concerning the manner of exercise of voting and other rights (including, but not limited to, with respect to a merger) pertaining to whole shares of Company Stock,

          vested and unvested, allocated to his or her Account.  The

          Administrator shall set uniform procedures for securing

          directions of Participants under this Section 8.3.

                    8.4  Account Statements.  Quarterly, the Plan

          Administrator shall provide each Participant with an individual statement showing the Participant's Account Balance.  Such statement shall be delivered as soon as practicable following the end of each quarter.

                                      ARTICLE IX

                              WITHDRAWALS WHILE EMPLOYED
                              __________________________

                    9.1  Withdrawals from 401(k) Savings Accounts.

                    (a)  Withdrawals After Age 59-1/2.  Subject to Section

          9.2, a Participant who is age 59-1/2 or older may withdraw any amount from his or her 401(k) Savings Account, upon written request to the Employer.

                    (b)  Withdrawals Before Age 59-1/2.  Subject to Section

          9.2, at the discretion of the Employer, a Participant who has not attained age 59-1/2 may withdraw any amount from the Deferred

          Savings Portion of his or her 401(k) Savings Account, in the

          event of financial hardship.  Financial hardship will be deemed to exist when the following conditions are satisfied:

                         (i) the withdrawal will be used to pay immediate and heavy financial needs, including (A) deductible medical expenses incurred by the Participant, his or her spouse or any dependents; (B) down payment on the principal residence of the Participant; (C) tuition for the next twelve months of post-secondary education for the Participant, his or her spouse, or any dependents;
                    (D) to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or (E) such other events of immediate and heavy financial need properly established and meeting the criteria of applicable law;

                         (ii) the amount withdrawn, less any income and penalty taxes, must be less than or equal to the amount identified by the Participant as required for the above financial needs;

                         (iii) the Participant must have represented to the Employer that the financial need cannot be relieved through other resources reasonably available to the Participant; and

                         (iv) the Participant will be ineligible and must acknowledge that he or she is ineligible to make

                    Deferred Savings or any pre-tax or after-tax contributions under this or any other plan maintained by the Employer: (A) for twelve (12) months from the date of a hardship withdrawal pursuant to this Section 9.1(b); and (B) such that the sum of any Deferred Savings made in the calendar year in which such hardship withdrawal is made pursuant to this Section 9.1(b) plus any Deferred Savings made in the calendar year after the calendar year in which the hardship withdrawal is made is less than or equal to the limit set forth in Code section 402(g)(1) as applicable in the calendar year after the calendar year in which such hardship withdrawal is made.


                    9.2  Withdrawals While Loan Outstanding.  No withdrawal

          shall be permitted under Sections 9.1 by a Participant who has a loan outstanding pursuant to Section 9.5 if such withdrawal would result in the amount of the loan outstanding exceeding one-half of the balance in the Participant's Account.

                    9.3  Timing and Payment of Withdrawals.  All

          withdrawals shall be made as of the first business day of the calendar month next following the forty-fifth (45th) day after written application for withdrawal is received.  The amount of any withdrawal shall be paid in a single lump sum payment.

                    9.4  No Replacement.  A Participant may not replace by

          subsequent repayment to the Plan any amounts withdrawn from the

          Participant's Accounts under Section 9.1 hereof. Notwithstanding the preceding sentence, a Participant's right to make Deferred

          Savings contributions shall not be impaired by any withdrawal from his or her Account under Sections 9.1.

                    9.5  Participant Loans.  A Participant who is a

          "party-in-interest", as defined in Section 3(14) of ERISA (a

          "Party-in-Interest"), may apply for a loan in accordance with the terms contained in this Section 9.5. A Participant is generally a Party-in-Interest if he or she is (a) a current employee of the

          Employer, (b) a former employee of the Employer who is a director or 10% stockholder of the Employer, or (c) a former employee of the Employer who is an officer, director or 10% stockholder of a corporation or partnership owned 50% or more by the Employer.

          Each loan shall be treated as an investment earmarked to the borrower's Account in the Plan.

                    A Party-in-Interest who wishes to borrow money under

          this Section 9.5 must obtain from the Plan Administrator a loan application (the "Loan Application"), which contains, among other things, the eligibility criteria that must be satisfied to obtain a loan.  A Party-in-Interest who satisfies the eligibility requirements described in the Loan Application may apply for a loan by completing the Loan Application and returning it to the

          Plan Administrator.  The Plan Administrator shall review the Loan

          Application and shall approve or deny a loan, in its sole

          discretion, in a uniform and nondiscriminatory manner in

          accordance with the standards contained in the Loan Application.

          If approved, the loan shall be documented by a promissory note, a payroll withholding authorization and certain other forms

          executed by the Party-in-Interest, which are described in the

          Loan Application.  The Loan Application may also contains the following information:

                         (a) the person authorized to administer loans made under this Section;

                         (b)  the procedure for applying for loans;

                         (c) the basis on which loans will be approved or denied;

                         (d) limitations on the types and amount of loans available;

                         (e)  how the interest rate will be determined;

                         (f)  the collateral required for a loan; and

                         (g) events constituting a default and the action that will be taken by the Plan in the event of a default.

          The Plan Administrator is authorized to amend the Loan

          Application and the other forms used to document and secure loans in such manner and at such times as the Plan Administrator, in its discretion, deems necessary or appropriate.  The Loan

          Application is incorporated herein by reference and deemed to be a part of this Plan.

                    Loans shall be available from a Party-in-Interest's

          401(k) Savings Account.  Each loan shall be in an initial

          principal amount of no less than $500.00.  The minimum monthly repayment (attributable to two (2) bi-monthly pay periods or four

          (4) weekly pay periods) shall be no less than $50.00.  In no event shall a loan exceed the lesser of one-half of a

          Party-in-Interest's Account Balance in his or her Accounts or

          $50,000.   A loan shall be secured by the Account Balance in the

          Plan, which security shall give the Trustee a first lien in such entire Account Balance (including all amounts that become part of such Account Balance before the loan is repaid) to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection. A Party-in-Interest who receives a loan against his or her Account shall not be permitted to make withdrawals if such withdrawals would cause the amount of the loan outstanding to exceed one-half of the

          Party-in-Interest's Account Balance.  In the event of a default on the loan, as described in the Loan Application, any balance due on the loan shall immediately be due and payable and shall be repaid out of the Party-in-Interest's Balance, and his or her

          Account Balance shall be reduced accordingly; provided, however,

          that no recourse shall be available against his or her Accounts in the event of a default until distribution of such Account is permitted by law.

                    As described in the Loan Application, each Party-in-

          Interest who makes an application for a loan from the Plan must execute and deliver to the Plan Administrator, by the end of the month in which a loan is requested, a written consent

          acknowledging that the Participant and his or her spouse, if any,

          are consenting to the loan and agreeing that a default on the loan may reduce the amount of any benefits payable to the

          Participant and his or her spouse, if any, under the Plan.  Such consent must be notarized by a notary public.

                    In addition to the limitations contained in the Loan

          Application, the Plan Administrator may further limit the amount of a loan made to any Party-in-Interest in order to maintain a reserve chargeable against his or her Account Balance for income taxes which may have to be withheld by the Trustee if the loan becomes a deemed distribution to the Party-in-Interest. Any such taxes required to be withheld by the Trustee (whether or not such a reserve has been created) shall be charged to and shall reduce the Party-in-Interest's Account Balance to the extent possible,

          and any excess tax shall be treated as an administrative expense of the Plan which shall be reimbursed by the Party-in-Interest in question.

                                      ARTICLE X

                             DISTRIBUTION UPON RETIREMENT
                             OR TERMINATION OF EMPLOYMENT
                             ____________________________


                    10.1  Retirement or Termination of Employment.

                    (a)  A Participant whose employment with the Employer

          terminates by reason of death, Permanent Disability, Retirement,

          or any other reason shall be entitled to receive a distribution of such Participant's entire Account Balance in the manner described in Section 10.2 hereof.

                    (b)  A Participant will not be deemed to have a

          termination of employment for the purpose of Section 10.1(a) as long as such Participant is an employee of an Employer, whether as an Employee or otherwise.  If an Employee ceases to be an

          Employee by reason of a transfer, but becomes eligible to

          participate in another defined contribution plan maintained by the Employer which accepts direct trustee to trustee transfers,

          then such employee may request the Company to transfer his or her

          Account Balance to the trustee of such other defined contribution plan.

                    10.2  Method of Distribution.  Any amount distributable

          under the Plan shall be paid in a single lump-sum payment.

                    10.3  Form of Distribution.  Distributions shall be

          paid in cash, except that distributions from amounts invested in the Company Stock Fund shall be in the form, at the election of the Participant, of either (i) an amount of cash equal to the fair market value, determined as of the distribution date, of the shares of Company Stock distributable to the Participant, or (ii)

          a certificate or certificates representing the number of whole shares of Company Stock distributable to the Participant and an amount of cash equal to the fair market value, determined as of the distribution date, of any fractional shares of Company Stock so distributable.

                    10.4  Time of Distribution.

                    (a)  Amounts shall be paid as soon as practicable after

          they become payable under Section 10.1 but no later than the sixtieth (60th) day after the close of the Plan Year in which such amounts become distributable.  The amount to be paid shall be determined as of the Valuation Date coinciding with or

          immediately preceding the date of distribution.  A Participant may elect to defer receipt of his or her distribution to a time in the future but no later than the date described for

          commencement of distributions under Section 10.5 hereof.  In the event a Participant elects to defer distribution, he or she may cause the amount to be distributed to him or her in a single lump sum (but only a single lump sum) by filing a withdrawal request in writing no less than ninety (90) days before the proposed distribution date.

                    (b)  During any period between the date on which a

          Participant first becomes entitled to a distribution under

          Section 10.1 and the time at which the final distribution from the Participant's Accounts is made, the Participant's Accounts shall continue to be credited on each Valuation Date with its proportionate share of the investment income or loss and capital gains or losses of the Plan in accordance with Sections 6.3 and 6.4.

                    (c)  Notwithstanding the foregoing, unless a

          Participant elects to defer payment of his or her Account Balance to a later date pursuant to Section 10.4(a), distribution of a

          Participant's Account Balance shall begin not later than the sixtieth (60th) day after the end of the Plan Year which includes the latest of:

                         (i) the date on which the Participant attains his or her Normal Retirement Date;

                         (ii) the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan; or

                         (iii) the date of the Participant terminates his or her service with the Employer.

                    (d)  Notwithstanding any provision of this Plan to the

          contrary, if the value of a Participant's Account Balance is in excess of $3,500, including all prior distributions, distribution of such Account Balance shall not be made prior to age sixty-five

          (65) unless (i) the Participant has consented in writing to such distribution, or (ii) the distribution is by reason of the

          Participant's death.

                    10.5  Distributions at Age 70-1/2.  Notwithstanding any

          other provision in this Article I, (i) the entire Account Balance of a Participant who had then or previously retired shall be distributed in a single lump sum on the date the Participant attains age 70 1/2; and (ii) the account balance of a participant who has not then retired will be distributed or commence to be distributed in an annual amount no less than necessary to satisfy

          Section 401(a)(9) of the Code no later than the first day of

          April of the calendar year which follows the calendar year in which the Participant attains age 70-1/2, regardless of whether such Participant has then retired from his or her service with the Employer or not.

                    10.6  Beneficiary.

                    (a)  A Participant may file with the Employer a written

          designation of a beneficiary or beneficiaries with respect to the assets in the Accounts of the Participant.  The written

          designation of a beneficiary filed with the Employer may be changed or revoked by the sole action of the Participant.  Upon the death of a Participant, the assets in his or her Accounts shall be distributed to the beneficiary or beneficiaries so designated.  In the absence of a designation, the beneficiary of a Participant shall be his or her surviving spouse, if any;

          otherwise his or her surviving children and issue of deceased children, if any; otherwise his or her personal representative, if any; and if none, those persons entitled to his or her estate under intestate laws of the state in which the Participant is domiciled at the time of his or her death.  All beneficiary designations filed with the Employer pursuant to the Prior Plan shall remain in effect, notwithstanding the amendment and

          restatement of the Prior Plan, until changed or revoked by the sole action of the Participant who filed such designation.

                    (b)  Notwithstanding any provision of this Plan to the

          contrary, any beneficiary designation or change by a Participant which would result in the designation of a beneficiary other than the Participant's spouse shall not be effective unless the

          Participant's spouse consents in writing.  The spouse's consent must be witnessed by a notary public.  If the Participant

          establishes to the satisfaction of the Employer that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written consent of the Participant will be deemed sufficient.  A consent will be valid only with respect to the spouse who signs the consent, or in the event of a deemed consent, the designated spouse.  A revocation of a prior non-spouse designation or change may be made by the Participant without the consent of the spouse at any time before the

          commencement of benefits.  The number of revocations shall not be limited.

                                      ARTICLE XI

                              ADMINISTRATION OF THE PLAN
                              __________________________

                    11.1  Board of Directors' Responsibilities.

                    (a)  The Board of Directors shall have overall

          responsibility for the establishment, amendment, termination,

          administration and operation of the Plan, which responsibility it may discharge by the appointment of "named fiduciaries" pursuant to Section 11.1(b).

                    (b)  The Board of Directors shall discharge its

          responsibility by the appointment and removal (with or without cause) of:


                         (i)  The Employer, to which is delegated the
                    overall responsibility for the administration and operation of the Plan, and

                         (ii)  The Trustee, to which is delegated the
                    responsibility for the investment and safekeeping of the assets of the Plan.

                    11.2  Employer's Duties.  The Employer on behalf of the

          Participants and all other beneficiaries of the Plan and the

          Trust Fund shall enforce the Plan and the Trust Agreement in accordance with the terms of the Plan and the Trust Agreement and, in its sole and absolute discretion, shall have all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:

                         (i) To issue rules and regulations necessary for the proper administration of the Plan and to change, alter, or amend such rules and regulations;

                         (ii)  To construe the Plan and Trust Agreement;

                         (iii) To determine all questions arising in the administration of the Plan, including those relating to eligibility, rights of Participants and their beneficiaries, and entitlement to payment of Accounts;

                         (iv)  To compute and certify to the Trustee,
                    unless delegated to the Trustee, the amount of benefits payable to Participants or their beneficiaries;

                         (v) To authorize all disbursements of the Trustee from the Trust Fund in accordance with the provisions of the Plan;

                         (vi)  To employ and suitably compensate such
                    accountants, attorneys and other persons to render advice, and clerical employees, as it may deem necessary to the performance of its duties;

                         (vii) To disseminate to Employees information concerning Plan standards and requirements, including those concerning eligibility, and to notify the Employer whenever Employees become eligible to participate in the Plan;

                         (viii) To keep records relating to Participants and other matters applicable to the Plan, provided that the Company may, with the consent of the Trustee, by a separate written agreement, delegate such duty to the Trustee and/or Plan Administrator;

                         (ix) To make available to Participants, upon request for examination during business hours, such records as pertain exclusively to the examining Participant;

                         (x) To prescribe procedures to be followed by Participants and beneficiaries in claiming benefits;

                         (xi) To develop and make available forms for use by Participants and beneficiaries for making elections provided by the Plan;

                         (xii) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Company, documents and instruments required to be disclosed by the Act; and

                         (xiii)  To determine, from time to time, the
                    investment funds available under the Plan.

                    11.3  Trustee's Duties.  The powers, duties and

          responsibilities of a Trustee shall be as stated in the Trust

          Agreement, subject to any limitations imposed by this Plan, the

          Act, or other applicable law.

                    11.4  Delegation of Fiduciary Responsibility.

                    (a)  The Company and the Trustee shall have the

          authority to delegate, from time to time, by written instrument,

          all or any part of their responsibilities under the Plan to such person or persons or other entities as they may deem advisable and in the same manner to revoke any such delegation of

          responsibility.  Upon such delegation, any action of the

          delegatee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company or Trustee, as the case may be.  Neither the Company nor the Trustee shall be liable for any acts or omissions of any such delegatee.  In particular, the Company may delegate the authority, power and duty regarding day to day administration of the Plan to a person or group (who may be employees of the Company) and, if such is delegated, such person or persons shall be referred to as the

          Plan Administrator. In the absence of such delegation, the

          Company shall be the Plan Administrator.  The delegatee shall report periodically to the Company or the Trustee, as the case may be, concerning the discharge of the delegated

          responsibilities.

                    (b)  Fiduciary duties and responsibilities which have

          been delegated pursuant to the terms of the Plan or Trust or paragraph (a) above are intended to limit the liability of the

          Company and Trustee in accordance with the provisions of section

          405(c)(2) of the Act.

                    11.5  Administrative Bonding.  The Employer and Trustee

          (and the Plan Administrator, if appointed) shall serve without bond (except as otherwise required by federal law) and without compensation for their services as such (provided that any member of the Employer, the Plan Administrator or the Trustee who is not

          employed by an Employer on a substantially full-time basis may be compensated).

                    11.6  Expenses of the Plan.  The expenses incurred by

          the Company, Plan Administrator and/or the Trustee in the

          administration of the Plan shall be paid from the Trust Fund,

          except to the extent that the Employer, in its discretion,

          decides to pay such expenses.

                    11.7  Indemnification.  To the extent permitted by the

          Act, the Employer shall indemnify the members of the Employer,

          the Plan Administrator and Trustee (other than a trustee who is not an Employee of an Employer) against any liabilities incurred by them in the exercise and performance on their powers and duties under the Plan and Trust Agreement by the purchase of insurance or otherwise.  The indemnification which may be

          provided under this Section 11.7 shall not be deemed exclusive of any other rights to which the members of the Employer, the Plan

          Administrator or Trustee may be entitled under law or any by-law or agreement.

                                     ARTICLE XII

                              AMENDMENT AND TERMINATION
                              _________________________


                    12.1  Authority.  The Board of Directors shall have the

          right to amend or terminate this Plan at any time; provided,

          however, that, subject to the following sentence, no such action shall be effective to permit any part of the corpus or income of the Trust Fund established in connection herewith to be used for,

          or diverted to, purposes other than the exclusive benefit of the

          Participants and their beneficiaries, and defraying the

          reasonable expenses of administering the Plan.  The Employer retains the right to amend, suspend or terminate the Plan at any time, retroactively in effect if necessary, to obtain an initial qualification letter that the Plan meets the requirements of section 401(a) of the Code, and that the Trust Fund meets the requirements of section 501(a) of the Code, so that the Plan and the Trust Fund are qualified and exempt, respectively, or to meet any of the requirements of the Act, or the corresponding

          provisions of any subsequent or amendatory Federal legislation which is applicable.

                    12.2  Distribution Upon Termination.  In the event that

          the Plan shall be completely or partially terminated, the Company shall, after making proper governmental notification required by the Act and subject to the requirements of the Act, direct either

          (i) that the Trustee continue to hold the Account of each

          Participant in the Trust Fund in accordance with the provisions of this Plan without regard to such termination until the entire

          Account Balance of each Participant has been distributed in accordance with such provisions, or (ii) that the Trustee

          immediately distribute to each Participant their respective

          Account Balance as a lump sum.

                                     ARTICLE XIII

                                   DIRECT ROLLOVERS
                                   ________________


                    13.1 Direct Rollovers.  This Article applies to

          distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the

          Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the

          Distributee in a Direct Rollover.

                    For the purposes of this Article, the following

          capitalized terms shall have the following meanings:

                    (a)  "Direct Rollover" means a payment by the Plan to

          the Eligible Retirement Plan specified by the Distributee.

                    (b)  "Distributee" means an Employee or former

          Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the

          Code, are Distributees with regard to the interest of the spouse or former spouse.

                    (c)  "Eligible Retirement Plan" means an individual

          retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the

          Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.

          However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement plan or individual retirement annuity.

                    (d)  "Eligible Rollover Distribution" means any

          distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the

          Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not

          includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to

          employer securities).

                                     ARTICLE XIV

                                    MISCELLANEOUS
                                    _____________


                    14.1  Incapacity of Recipient of Benefits.  If any

          person entitled to receive benefits shall be physically or mentally incapable of receiving or acknowledging receipt of any payment of benefits, the Trustee, upon the receipt of

          satisfactory evidence that such incapacitated person is so incapacitated and that another person or institution is

          maintaining him and that no guardian or committee has been appointed for him, may provide for such payment of benefits hereunder to such person or institution so maintaining him, and any such payments so made shall be deemed for every purpose to have been made to such incapacitated person.

                    14.2  Merger, Consolidation or Discontinuance.  In the

          event that the Employer shall at any time become insolvent, or in the event of the dissolution of, or a merger or consolidation involving the Employer, without any provision being made for the continuance of the Plan, the Plan and the Trust Fund thereunder shall terminate and the Trustee shall proceed in the manner provided herein in the event of a termination of the Plan.  In the event of a dissolution, merger or consolidation involving the

          Employer, provisions may be made by the Employer's successor, if any, for the continuance of the Plan.  In such event, said successor shall be substituted hereunder in place of the Employer by proper action of such successor.

                    14.3  Merger or Consolidation of the Plan. In the case

          of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each

          Participant or beneficiary in the Plan shall (if the Plan had then terminated) receive a benefit hereunder immediately after such merger, consolidation or transfer which is no less than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

                    14.4   Assets in Trust Fund Owned by Trustee.  Nothing

          contained herein shall be deemed to give any Participant or his or her beneficiary any interest in any specific property of the

          Trust Fund or any right in the Trust Fund, other than the right to receive distributions as are expressly provided for in this

          Plan.

                    14.5  Employment Rights Not Affected by the Plan.

          Participation in this Plan shall not give any right to any

          Employee to be retained in the employ of the Employer nor shall it interfere with the right of the Employer to discharge any

          Employee and to deal with him without regard to the existence of this Plan and without regard to the effect that such treatment might have upon him as a Participant in this Plan.

                    14.6  Trust Fund for Sole Benefit of Participants and

          Beneficiaries.  The income and principal of the Trust Fund are for the sole use and benefit of the Participants and

          beneficiaries of this Plan, and, to the extent permitted by law, shall be free, clear, and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now contracted or which may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any

          Participant or beneficiary.  Other than as permitted by the Act,

          and as expressly set forth in the Plan, no contributions made by

          Employer to the Trust Fund under the Plan shall at any time revert to the Employer.  No Participant or beneficiary of a

          Participant under this Plan shall have the right to commute,

          withdraw, surrender, encumber, alienate or assign any of the income or principal of the Trust Fund or any of the benefits to become due unto any person or persons under the agreement of trust or this Plan except as specifically provided by the terms of the Trust Agreement or this Plan.  The limitations contained in this Section 13.6 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a

          Participant pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order as defined in section 414(p) of the Code, or is a domestic relations order entered before January 1, 1985.

                    14.7  Information to be Furnished by the Employer.  The

          Employer shall furnish to the Employer and the Trustee such information in the Employer's possession as the Employer and the

          Trustee shall require from time to time to perform their duties under the Plan and the Trust Agreement.

                    14.8  Service of Process.  The Employer is the

          designated agent of the Plan for the service of process in connection with all matters affecting the Plan.

                    14.9  Appeals Procedure.  Any dispute between the

          Employer and a Participant as to a Participant's eligibility for an allocation or the amount of his or her Accounts, is to be resolved by the Employer and the United Steelworkers of America,

          or the Employer and the United Steelworkers of America may submit it to arbitration.

                    14.10   Governing Law.  This Plan shall be governed by

          and construed in accordance with the laws of the Commonwealth of

          Pennsylvania to the extent that any of such laws have not been preempted by the Act or other Federal law.